Schedule A

As of April 30, 2015[1]

Oppenheimer Variable Account Funds

Oppenheimer Conservative Balanced Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Capital Appreciation Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Core Bond Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Multi-Alternatives Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Strategic Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Main Street Fund®/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Main Street Small Cap Fund®/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Money Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Discovery Mid Cap Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Equity Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer International Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

[1] Amended April 30, 2015 to reflect the name change of Oppenheimer Capital Income Fund/VA to Oppenheimer Conservative Balanced Fund/VA; Oppenheimer Diversified Alternatives/VA to Oppenheimer Global Multi-Alternatives Fund/VA; and the removal of Class 3 and Class 4 shares for Oppenheimer Global Fund/VA.